UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2007

AMERICAN LEISURE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-48312	75-2877111
(State or other jurisdiction File Number)	(Commission Identification No.)	(IRS Employer of incorporation)

2460 Sand Lake Road, Orlando, FL, 32809
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code (407) 251-2240

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

On August 13, 2007, American Leisure Group, Ltd., a company incorporated in the British Virgin Islands (“ALG”) began trading on the AIM market operated by the London Stock Exchange in London, England (the “Admission”).

The Admission triggered the effectiveness of certain Share Exchange and Share Purchase Agreements and certain Preferred Share Purchase Agreements relating to shares of common and preferred stock of American Leisure Holdings, Inc. (“we,” “us,” and the “Company’).  In total, thirty-eight (38) of our shareholders exchanged an aggregate of approximately 7,770,717 shares of our common stock and 2,331,016 warrants to purchase shares of our common stock for approximately 4,871,509 shares of ALG stock.  Included in those shareholders exchanging shares of their common stock and warrants for shares in ALG were the following related parties:

	Common Stock Shares Exchanged	Common Stock Purchase Warrants Exchanged (1)	Shares of ALG Received in Exchange
Roger Maddock (2)	345,348		188,686
Malcolm J. Wright (3)	845,733		462,079
William Chiles (4)	850,000	606,016	626,652
Xpress Ltd. (5)	719,942		393,351
Frederick Pauzar (6)	1,000	100,000	27,319
Omar Jimenez (7)		100,000	26,772
Jason Williams (8)		100,000	26,772
Jeff Scott (9)		100,000	26,772
Michael Crosbie (10)		100,000	26,772
Resorts Funding Group (11)		350,000	93,702
Stanford International Bank and affiliates (12)	1,591,000	350,000	962,968
Daniel Bogar	275,500		150,524
Ronald Stein	275,500		150,524
Osvaldo Pi Trust	275,500		150,524
William Fusselmann	275,500		150,524
James Blanchard	256,041		139,892

(1) Unless otherwise indicated, all warrants exchanged had an exercise price of $1.02 per share.
(2) Mr. Maddock was a significant shareholder of the Company prior to the Admission and the subsequent effect of the share exchange agreements and preferred stock purchase agreements described below.
(3) Mr. Wright is the Chief Executive Officer and Chairman of the Board of Directors of the Company.
(4) Mr. Chiles is a Director of the Company.
(5) Mr. Wright, our Chief Executive Officer serves as President of Xpress Ltd.
(6) Mr. Pauzar is the President and a Director of the Company.
(7) Mr. Jimenez is the Chief Financial Officer of the Company.
(8) Mr. Williams is our Associate General Counsel.
(9) Mr. Scott is the President of Hickory Travel Systems, Inc., our majority owned subsidiary.
(10) Mr. Crosbie is our General Counsel, Executive Vice President and Secretary.
(11) Resorts Funding Group’s managing partner is Mr. Wright, our Chief Executive Officer.
(12) Stanford International Bank was a significant shareholder of the Company prior to the Admission and the subsequent effect of the share exchange agreements and preferred stock purchase agreements described below, and is also a significant creditor of the Company.

The Admission also triggered the consummation of certain Preferred Share Purchase Agreements with twenty-one (21) of our preferred stock shareholders, pursuant to which such shareholders sold an aggregate of 525,000 shares of our Series A Preferred Stock, 27,191 shares of our Series C Preferred Stock and 33,340 shares of our Series E Preferred Stock to ALG for aggregate consideration of $11,303,100 or $10 per Series A Preferred Stock share, $100 per Series C Preferred Stock share, and $100 per Series E Preferred stock share.  Included in the shareholders who entered into Preferred Share Purchase Agreements with ALG and sold shares of preferred stock to ALG, were the following related parties:

Shareholder	Cash Consideration Received	Series A Preferred Stock Shares Exchanged	Series C Preferred Stock Shares Exchanged
Stanford International Bank (1)	$ 2,385,000	-	23,850
Malcolm J. Wright (2)	$ 550,000	55,000	-
Roger Maddock (3)	$ 300,000	30,000	-
Xpress, Ltd. (4)	$ 3,350,000	335,000	-

(1) Stanford International Bank was a significant shareholder of the Company prior to the Admission and the subsequent effect of the share exchange agreements and preferred stock purchase agreements described herein, and is also a significant creditor of the Company.
(2) Mr. Wright is the Chief Executive Officer and Chairman of the Board of Directors of the Company.
(3) Mr. Maddock was a significant shareholder of the Company prior to the Admission and the subsequent effect of the share exchange agreements and preferred stock purchase agreements described herein.
(4) Mr. Wright, our Chief Executive Officer serves as President of Xpress Ltd.

Additionally, our Chief Executive Officer and Director, Malcolm J. Wright, entered into an Agreement to Cancel Warrants for the Purchase of The Common Stock of American Leisure Holdings, Inc. (the “Warrant Cancellation Agreement”), pursuant to which, Mr. Wright agreed to cancel an aggregate of 5,876,730 warrants to purchase shares of our common stock, which had an exercise price of $1.02 per share, which he held for aggregate consideration of $5,759,195 or ($0.98 per warrant).  The consideration for the cancellation is to be paid within thirty (30) days following the Admission, by Hambling Group Limited which is owned by trusts for the benefit of the families of Messrs. Wright and Maddock.

Finally, in connection with the Admission, Connolly Invest Corp. (“Connolly”), which is beneficially owned by Mr. Maddock, entered into a Share Purchase Agreement with Mr. Wright, Mr. Maddock, Polo Settlement Trust and Solleric Settlement Trust, which Trusts are beneficially owned by Mr. Wright and Mr. Maddock (collectively the “Trusts”), and ALG, pursuant to which Connolly sold ALG 100% of the outstanding stock of Arvimex Inc. (“Arvimex”), which beneficially owns 475,000 shares of our Series A Preferred Stock, 2,011,268 shares of our common stock, an outstanding loan owed to it by South Beach Resorts LLC, our wholly owned subsidiary, in the amount of $3,590,811 (not including accrued interest) and a debt of $1,363,571 (plus accrued interest) owed to it by us (collectively the “Arvimex Loans”), plus 270,000 warrants to purchase shares of our common stock (the “Arvimex Assets”).  The purchase price of the Arvimex Shares was $100,000 in cash and the repayment of $12,116,296 owed by Arvimex to the Trusts.  The Share Purchase Agreement also required that Arvimex would assign all of its rights to accrued and unpaid dividends on the Series A Preferred Stock which it held to a separate entity.   The Arvimex Loans have since been forgiven by us, and the warrants purchased from Arvimex have since been cancelled.

As a result of the Share Exchange Agreements and the Warrant Cancellation Agreement, ALG currently holds, directly or indirectly, more than 95% of our common and preferred stock on a fully diluted basis, and is our majority shareholder.

The officers and Directors of ALG include our Chief Executive Officer, Malcolm J. Wright, who is also the Chief Executive Officer of ALG, our President, Fredrick Pauzar, who is the Director of Corporate Development of ALG, our Chief Financial Officer, Omar Jimenez, who is also employed by ALG, Jeffrey Scott, the President of Hickory Travel Services, a subsidiary of the Company, and an employee of ALG,  and Roger Maddock, a former significant shareholder of the Company (prior to Admission and the effective date of the Share Exchange Agreements) who is a non-executive Director of ALG.

In connection with the Admission of ALG, ALG raised $75 million GBP (Approximately $150,000,000 US dollars) before expenses, of which it is currently anticipated that US $44 million will be used for the development of amenities at our Sonesta Resort (the “Funding”).

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit Number	Description
99.1*	Press Release Announcing the Admission of ALG on the AIM

* Filed as an exhibit to our Report on Form 8-K, filed with the Commission on August 13, 2007, and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LEISURE HOLDINGS, INC.

Dated: August 24, 2007	By:	/s/ Malcolm J. Wright
Malcolm J. Wright Chief Executive Officer